Exhibit 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT

Dated as of June 6, 2013

among

GULFPORT ENERGY CORPORATION,

as Borrower,

THE BANK OF NOVA SCOTIA,

as Administrative Agent / L/C Issuer

and

Sole Lead Arranger and Sole Bookrunner

and

AMEGY BANK NATIONAL ASSOCIATION,

as Syndication Agent

and

KEYBANK NATIONAL ASSOCIATION,

as Documentation Agent

and

The Other Lenders Party Hereto

EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (the “Eighth Amendment to Credit Agreement,” or this “Amendment”) is entered into effective as of June 6, 2013, among GULFPORT ENERGY CORPORATION, a Delaware corporation (“Borrower”), THE BANK OF NOVA SCOTIA, as Administrative Agent (“Agent”) and L/C Issuer, and the Lenders parties hereto.

R E C I T A L S

A. Borrower, the financial institutions signing as Lenders thereto and Agent are parties to a Credit Agreement dated as of September 30, 2010, as amended by a First Amendment to Credit Agreement dated as of May 3, 2011, a Second Amendment to Credit Agreement dated as of 10:00 A.M. October 31, 2011, a Third Amendment to Credit Agreement dated as of 12:00 P.M. October 31, 2011, a Fourth Amendment to Credit Agreement dated as of May 2, 2012, a Fifth Amendment to Credit Agreement dated as of October 9, 2012, a Sixth Amendment to Credit Agreement dated as of October 17, 2012, and a Seventh Amendment to Credit Agreement dated as of December 18, 2012 (collectively, the “Original Credit Agreement”).

B. The parties desire to amend the Original Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms. All terms used herein that are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Oil and Gas Mortgages, Affidavit of Payment of Trade Bills, Property Certificates, Reconciliation Schedule and Title Indemnity Agreement to the “Credit Agreement” and in the Credit Agreement and the other Loan Documents to the “Agreement” shall mean the Original Credit Agreement, as amended by this Amendment, as the same may hereafter be amended from time to time, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by the Modification Papers, as the same may hereafter be amended from time to time. In addition, the following terms have the meanings set forth below:

“Effective Date” means June 6, 2013.

“First Amendment to Guaranty” has the meaning set forth in Section 2B.

“Modification Papers” means this Amendment, the First Amendment to Guaranty, the Second Amendment to Louisiana Mortgage and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

“Second Amendment to Louisiana Mortgage” has the meaning set forth in Section 2C.

2. Conditions Precedent. The obligations and agreements of the Lenders as set forth in this Amendment are subject to the satisfaction, unless waived in writing by Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

A. Eighth Amendment to Credit Agreement. This Amendment shall have been duly executed and delivered by Borrower and all Lenders.

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B. First Amendment to Unconditional Guaranty. The Guarantors party to that certain Unconditional Guaranty in favor of Administrative Agent dated September 30, 2010 (as amended, the “Original Guaranty Agreement”) shall be amended to add a so-called “keepwell provision” pursuant to the terms of an agreement (the “First Amendment to Guaranty”) which shall be satisfactory in form and substance to the parties.

C. Second Amendment to Louisiana Mortgage. The Oil and Gas Mortgages filed in Louisiana shall be amended to conform the “Obligations” as therein defined to the changes to the term “Obligations” as defined in the Original Credit Agreement as amended by this Amendment pursuant to the terms of one or more agreements (each, a “Second Amendment to Louisiana Mortgage”) which shall be satisfactory in form and substance to the parties.

D. Fees and Expenses. Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Agent in connection with the preparation, negotiation and execution of the Modification Papers.

E. Representations and Warranties. All representations and warranties contained herein or in the other Modification Papers or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects (provided that any such representations or warranties that are, by their terms, already qualified by reference to materiality shall be true and correct without regard to such materiality standard) with the same force and effect as though such representations and warranties have been made on and as of the Effective Date, or if made as of a specific date, as of such date.

3. Amendments to Original Credit Agreement. On the Effective Date, the Original Credit Agreement shall be deemed to be amended as follows:

(a) The definitions of “Applicable Rate”, “Applicable Usage Level”, “Designated Investment Entities”, “EBITDAX”, “Forward Sales Contract”, “Maturity Date”, “Obligations”, “Subsidiary” and “Swap Contract” in Section 1.01 of the Original Credit Agreement shall be amended to read in their entirety as follows:

“‘Applicable Rate’ means, from time to time, the following percentages per annum, based upon the Applicable Usage Level:

Applicable Rate
Applicable Usage Level	Commitment fee	Eurodollar Rate Loans and Letters of Credit	Base Rate Loans
Level 1	0.375%	1.50%	0.50%
Level 2	0.375%	1.75%	0.75%
Level 3	0.50%	2.00%	1.00%
Level 4	0.50%	2.25%	1.25%
Level 5	0.50%	2.50%	1.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Applicable Usage Level shall become effective as of the date of the change in the Applicable Usage Level. The Applicable Rate shall be Level 5 during any period that a Borrowing Base deficiency is being paid back in installments as permitted by Section 4.06.

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‘Applicable Usage Level’ means on any date the level set forth below that corresponds to the percentage, as of the close of business on such day, equivalent to (a) Total Outstandings, divided by (b) the Borrowing Base:

Applicable Usage Level
Level	Usage Percent
Level 1	Less than 25%
Level 2	25% or greater but less than 50%
Level 3	50% or greater but less than 75%
Level 4	75% or greater but less than 90%
Level 5	90% or greater

‘Designated Investment Entities’ means the Persons listed on Schedule 1.01, as updated from time to time by Borrower by written notice to Agent, which Persons are primarily engaged in any business or activity relating to or arising from exploration for or acquisition, exploitation, development, production, treatment, processing, storage, transportation, gathering, marketing or other handling of oil, natural gas, other hydrocarbons, sand, minerals and all constituents, elements or compounds thereof, and other products commonly created, recovered or produced in association therewith or refined or processed therefrom, Mineral Interests and related intellectual property, or any activity necessary, appropriate or incidental to any of the foregoing, including oilfield services, administrative services and other services used or useful in connection with any of the foregoing; provided that (i) no Subsidiary shall be a Designated Investment Entity and (ii) any Designated Investment Entity that shall at any time meet the definition of “Subsidiary” shall thereafter cease to be a Designated Investment Entity.

‘EBITDAX’ means net income, excluding any non-cash revenue or expense associated with Swap Contracts resulting from ASC 815, plus without duplication and to the extent deducted from revenues in determining net income, the sum of (a) the aggregate amount of consolidated Interest Expense for such period, (b) the aggregate amount of income, franchise, capital or similar tax expense (other than ad valorem taxes) for such period, (c) all amounts attributable to depletion, depreciation, amortization and asset or goodwill impairment or writedown for such period, (d) all other non-cash charges, (e) exploration costs deducted in determining net income under successful efforts accounting, (f) non-cash losses from minority investments, (g) actual cash distributions received from minority investments, (h) to the extent actually reimbursed by insurance, expenses with respect to liability on casualty events or business interruption, and (i) all reasonable transaction expenses related to Dispositions and acquisitions of assets, investments and debt and equity offerings by any Loan Party (in each case whether or not successful, provided that expenses related to unsuccessful Dispositions shall be limited to $3,000,000 in the aggregate for the period from the Closing Date to the Maturity Date), and less non cash income attributable to equity income from minority investments, all determined on a consolidated basis with respect to Borrower and its Subsidiaries in accordance with GAAP, using the results of the twelve-month period ending with that reporting period.

‘Forward Sales Contract’ means an agreement to sell hydrocarbons, and be paid for such sale, at a point in time in the future; provided, that any such agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act shall constitute a Swap Contract and a Swap Obligation and not a Forward Sales Contract.

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‘Maturity Date’ means June 6, 2018; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

‘Obligations’ means, collectively, all advances to and all debts, obligations, liabilities (including all renewals and extensions thereof, or any part thereof), and all covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, or under any Secured Cash Management Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including (i) net obligations under any Lender Swap Contract which any Loan Party may have with any Lender or any Affiliate of any Lender (which net obligations shall be deemed to be the Swap Termination Value as of the date the Obligations are being determined), provided that notwithstanding anything to the contrary herein or in any other Loan Document, ‘Obligations’ shall not include, with respect to any Loan Party, any Excluded Swap Obligations of such Loan Party, (ii) interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (iii) all obligations of any Loan Party described in Section 11.04 hereof, and (iv) obligations of any Loan Party under any Lender Forward Sales Contract which is terminated or ceases to exist or is not fully performed for any reason.

‘Subsidiary’ of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

‘Swap Contract’ means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, forward sale of production, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a ‘Master Agreement’), including any such obligations or liabilities under any Master Agreement, and (c) to the extent not otherwise included in this definition, any and all agreements, contracts or transactions

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Page 4

that constitute a ‘swap’ within the meaning of Section 1a(47) of the Commodity Exchange Act; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Contract. Notwithstanding the foregoing, a Forward Sales Contract is not a Swap Contract, and vice versa.”

(b) Section 1.01 of the Original Credit Agreement shall be amended by adding the following definitions in appropriate alphabetical order:

“‘Benefiting Guarantor’ means a Guarantor for which funds or other support are necessary for such Guarantor to constitute an Eligible Contract Participant.

‘Commodity Exchange Act’ means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

‘Eligible Contract Participant’ means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

‘Excluded Swap Obligation’ means, with respect to any Loan Party individually determined on a Loan Party by Loan Party basis, any Swap Obligation, if and to the extent that, all or a portion of the joint and several liability or the guaranty of such Loan Party for, or the grant by such Loan Party of a security interest or other Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an Eligible Contract Participant at the time such guarantee or the grant of such security interest or other Lien becomes effective with respect to, or any other time such Loan Party is by virtue of such guarantee or grant of such security interest or other Lien otherwise deemed to enter into, such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee, security interest or other Lien is or becomes illegal.

‘Qualified ECP Guarantor’ means, with respect to any Benefiting Guarantor in respect of any Swap Obligation, each Loan Party that, at the time of the guaranty by such Benefiting Guarantor of, or grant by such Benefiting Guarantor of a security interest or other Lien securing, such Swap Obligation is entered into or becomes effective with respect to, or at any other time such Benefiting Guarantor is by virtue of such guaranty or grant of a security interest or other Lien otherwise deemed to enter into, such Swap Obligation, constitutes an Eligible Contract Participant and can cause such Benefiting Guarantor to qualify as an Eligible Contract Participant at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

‘Swap Obligation’ means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, including any such obligation comprised of a guaranty or a security interest or other Lien.”

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(c) Section 2.13(d)(iii) of the Original Credit Agreement shall be amended to read as follows:

“(iii) the entire Equity Interest owned by Borrower in each Designated Investment Entity.”

(d) The second sentence of Section 4.02(a) of the Original Credit Agreement shall be amended to read in its entirety as follows:

“Each October 1 Reserve Report may be prepared by Borrower’s own engineers.”

(e) The preamble to Article VII of the Original Credit Agreement shall be amended to read as follows:

“So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than Obligations under Secured Cash Management Agreements, Lender Swap Contracts, Lender Forward Sales Contracts and contingent indemnification obligations under the Loan Documents) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02, 7.03, and 7.12) cause each Subsidiary (and in the case of the covenant set forth in Section 7.17, that is a Qualified ECP Guarantor) to:”

(f) Section 7.02(d) of the Original Credit Agreement shall be amended to read as follows:

“(d) (i) on or before April 1 of each year beginning in 2011, a Reserve Report prepared by independent reservoir engineers acceptable to Agent and if Borrower so elects the separate in-house Reserve Report described in Section 4.02(a), (ii) on or before October 1 of each year beginning in 2011, a Reserve Report prepared by Borrower’s own engineers described in Section 4.02(a), and (iii) with each Reserve Report, a lease operating statement and a schedule comparing the net revenue interests of each well, lease or unit mortgaged to Agent as reflected on each applicable Collateral Document, to the net revenue interests for such properties reflected in the Reserve Report, along with an explanation as to any material discrepancies between the two net revenue interest disclosures;”

(g) Article VII of the Original Credit Agreement shall be amended by adding thereto a new Section 7.17 which shall read in its entirety as follows:

“7.17 Commodity Exchange Act Keepwell Provisions. Undertake, and cause each Subsidiary that is a Qualified ECP Guarantor to undertake, unconditionally and irrevocably to provide such funds or other support as may be needed from time to time by each Benefiting Guarantor in order for such Benefiting Guarantor to honor its obligations (without giving effect to Section 7.17(b)) under the Guaranty and any Collateral Document including obligations with respect to Swap Contracts (provided, however, that the Borrower shall only be liable under this Section 7.17(a) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.17(a), or otherwise under this Agreement or any Loan Document, as it relates to such Benefiting Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of

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the Borrower under this Section 7.17(a) shall remain in full force and effect until all Obligations (other than contingent indemnification and expense obligations) are paid in full, and all of the Lenders’ Commitments are terminated. The Borrower intends that this Section 7.17(a) constitute, and this Section 7.17(a) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Benefiting Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

(h) Section 8.02(g) of the Original Credit Agreement shall be amended to read as follows:

“(g) Investments in the Designated Investment Entities if before and after giving effect thereto (i) no Default exists and (ii) Borrower is in pro forma compliance with the financial covenants set forth in Section 7.12. If any such Investment is in excess of $500,000, Borrower shall deliver to Agent, either on or prior to the date on which any such Investment is to be made or promptly thereafter, a certificate of a Responsible Officer, in the form of Exhibit K or such other format as is reasonably satisfactory to Agent, certifying (in reasonable detail in support thereof) that after giving effect to such Investment, (i) there is no Default, and (ii) Borrower is in pro forma compliance with the financial covenants set forth in Section 7.12;”

(i) Section 8.02(i) of the Original Credit Agreement shall be amended to read as follows:

“(i) Any other Investments not to exceed (i) at any time up to and including March 31, 2014, $30,000,000 in the aggregate, (ii) for the period from April 1, 2014 to December 31, 2014, the lesser of (A) ten percent (10%) of the Borrowing Base existing at the time such Investment is made, and (B) $30,000,000, in the aggregate, and (iii) thereafter, in any calendar year, the lesser of (A) ten percent (10%) of the Borrowing Base existing at the time such Investment is made, and (B) $30,000,000, in the aggregate.”

(j) Section 9.03 of the Original Credit Agreement shall be amended by inserting the following paragraph immediately following the clause labeled “Last”, which paragraph will become the penultimate paragraph of such section:

“Notwithstanding the foregoing, amounts received from Borrower or any Guarantor that is not an Eligible Contract Participant shall not be applied to any Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Obligations other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause “Fourth” above from amounts received from Eligible Contract Participants to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Excluded Swap Obligations described in such clause “Fourth” are the same as the proportional aggregate recoveries with respect to other Obligations pursuant to such clause).”

(k) Article XI of the Original Credit Agreement shall be amended by adding a new Section 11.24 which shall read in its entirety as follows:

“11.24 Excluded Swap Obligations. Notwithstanding any other provisions of this Agreement or any other Loan Document, Obligations guaranteed by any Guarantor, or secured by the grant of any Lien by such Guarantor under any Collateral Document, shall exclude all Excluded Swap Obligations with respect to such Guarantor.”

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(l) The Original Credit Agreement shall be amended by adding thereto Schedule 1.01 which is attached to this Amendment.

(m) Schedule 2.01 to the Original Credit Agreement is hereby replaced with Schedule 2.01 attached to this Amendment.

4. Increase of Borrowing Base. The Borrowing Base is hereby increased from $40,000,000 to $50,000,000.

5. Certain Representations. Borrower represents and warrants that, as of the Effective Date: (a) Borrower has full power and authority to execute the Modification Papers to which it is a party and such Modification Papers constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any Governmental Authority or other Person is required for the execution, delivery and performance by Borrower thereof. In addition, Borrower represents that after giving effect to this Amendment, all representations and warranties contained in the Original Credit Agreement and the other Loan Documents are true and correct in all material respects (provided that any such representations or warranties that are, by their terms, already qualified by reference to materiality shall be true and correct without regard to such materiality standard) on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (or true and correct without regard to such materiality standard, as applicable) as of such earlier date.

6. No Further Amendments. Except as previously amended or waived in writing or as amended hereby, the Original Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

7. Acknowledgments and Agreements. Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. Borrower, Agent, L/C Issuer and each Lender do hereby adopt, ratify and confirm the Original Credit Agreement, as amended hereby, and acknowledge and agree that the Original Credit Agreement, as amended hereby, is and remains in full force and effect. Borrower acknowledges and agrees that its liabilities and obligations under the Original Credit Agreement, as amended hereby, and under the other Loan Documents, are not impaired in any respect by this Amendment.

8. Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the other Loan Documents, or (b) to prejudice any right or rights that Agent now has or may have in the future under or in connection with the Original Credit Agreement and the other Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

9. Confirmation of Security. Borrower hereby confirms and agrees that all of the Collateral Documents that presently secure the Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Obligations as described in the Original Credit Agreement as modified by this Amendment.

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10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

11. Incorporation of Certain Provisions by Reference. The provisions of Section 11.15. of the Original Credit Agreement captioned “Governing Law, Jurisdiction; Etc.” and Section 11.16. of the Original Credit Agreement captioned “Waiver of Right to Trial by Jury” are incorporated herein by reference for all purposes.

12. Entirety, Etc. This Amendment, the other Modification Papers and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT, THE OTHER MODIFICATION PAPERS AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[This space is left intentionally blank. Signature pages follow.]

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Page 9

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER

GULFPORT ENERGY CORPORATION

By:	/s/ Michael G. Moore
	Name:	Michael G. Moore
	Title:	Vice President and Chief Financial Officer

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

ADMINISTRATIVE AGENT

THE BANK OF NOVA SCOTIA, as Administrative Agent and L/C Issuer

By:	/s/ Jay Salitza
	Name:	Jay Salitza
	Title:	Director

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Jay Salitza
	Name:	Jay Salitza
	Title:	Director

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

AMEGY BANK NATIONAL ASSOCIATION

By:	/s/ Jill McSorley
	Name:	Jill McSorley
	Title:	Senior Vice President

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Chulley Bogle
	Name:	Chulley Bogle
	Title:	Vice President

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

CREDIT SUISSE AG,

Cayman Islands Branch

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Authorized Signatory

By:	/s/ Michael Spaight
	Name:	Michael Spaight
	Title:	Authorized Signatory

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Michael Getz
	Name:	Michael Getz
	Title:	Vice President

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IBERIABANK

By:	/s/ W. Bryan Chapman
	Name:	W. Bryan Chapman
	Title:	Executive Vice President

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Signature Page

SCHEDULE 1.01

Designated Investment Entities

(all information as of May 29, 2013)

Name	Number of Shares or Percentage Ownership	Principal Business Activity

Bison Drilling and Field Services LLC	40%	Owns and operates drilling rigs.

Blackhawk Midstream LLC	50%	Coordinates gathering, compression, processing and marketing activities in connection with the development of Borrower’s Utica Shale acreage.

Diamondback Energy, Inc.	7,914,036 shares	Focuses on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas.

Grizzly Oil Sands ULC	24.9999%	Owns leasehold interests in the oils sands regions of Alberta, Canada and is engaged in the development and production of those leases.

Muskie Proppant LLC	25%	Engaged in the mining and sale of oil and natural gas fracture grade sand.

Stingray Cementing LLC	50%	Provides well cementing services.

Stingray Energy Services LLC	50%	Formed to provide rental tools for land-based oil and natural gas drilling, completion and workover activities, and the transfer of fresh water to wellsites.

Stingray Logistics LLC	50%	Provides well services.

Stingray Pressure Pumping LLC	50%	Provides well completion services.

Tatex Thailand II, LLC	23.5%	Owns interests in APICO, LLC, an international oil and gas exploration company.

Tatex Thailand III, LLC	17.9%	Owns a concession in Southeast Asia.

Timber Wolf Terminals LLC	50%	Formed to operate a crude/condensate terminal and a sand transloading facility in Ohio.

Windsor Midstream LLC	22.5%	Owns interest in MidMar Gas LLC, a gas processing plant in West Texas.

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Schedule 1.01

SCHEDULE 2.01

Commitments and Applicable Percentages

Lender	Applicable Percentage	Commitment	Maximum Credit Amount

The Bank of Nova Scotia	26.00000000%	$13,000,000	$91,000,000

Amegy Bank National Association	25.00000000%	$12,500,000	$87,500,000

KeyBank National Association	19.00000000%	$9,500,000	$66,500,000

IberiaBank	10.00000000%	$5,000,000	$35,000,000

Credit Suisse AG, Cayman Islands Branch	10.00000000%	$5,000,000	$35,000,000

Deutsche Bank Trust Company Americas	10.00000000%	$5,000,000	$35,000,000

TOTAL:	100.00000000%	$50,000,000	$350,000,000

EIGHTH AMENDMENT TO CREDIT AGREEMENT – Schedule 2.01

EXHIBIT K

DESIGNATED INVESTMENT ENTITY CERTIFICATE

TO:	The Bank of Nova Scotia, as Administrative Agent

Reference is made to that certain Credit Agreement among Gulfport Energy Corporation, the Lenders (as therein defined) party thereto, and The Bank of Nova Scotia, as Administrative Agent and L/C Issuer, dated as of September 30, 2010 (as amended, the “Credit Agreement”). The terms used herein shall have the same meanings as provided therefor in the Credit Agreement.

The undersigned Responsible Officer hereby certifies that on the date hereof he/she is the                      of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on behalf of Borrower, and that:

1. Borrower has made [will make] one or more Investments (whether one or more, the “Subject Investment”) in the following Designated Investment Entity(ies):

Name	Type of Entity	Jurisdiction	Percentage Equity Interest Owned

2. The effective date of the Subject Investment (the “Effective Date”) was [is]:

3. Before and after giving effect thereto, as of the Effective Date (i) no Default exists, and (ii) Borrower is in proforma compliance with the financial covenants set forth in Section 7.12, as evidenced by the proforma exhibit attached to this Certificate.

[This space is left intentionally blank. The signature page follows.]

EXHIBIT K - DESIGNATED INVESTMENT ENTITY CERTIFICATE

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

GULFPORT ENERGY CORPORATION

By:
Michael G. Moore
Vice President, Chief Financial Officer and Secretary

DESIGNATED INVESTMENT ENTITY CERTIFICATE – Signature Page

For the Quarter/Year ended                      (“Statement Date”)

Pro forma to Reflect Subject Investments, and if Applicable Other Investments, Made Since Statement Date

SCHEDULE

to the Designated Investment Entity Certificate

($ in 000’s)

PRO FORMA LEVERAGE RATIO EXHIBIT

Leverage Ratio (on a consolidated basis)

A. Funded Debt:

1. all outstanding liabilities for borrowed money and other interest bearing liabilities, plus	$

2. purchase money Indebtedness, plus	$

3. direct obligations arising under letters of credit, bankers’ acceptances, etc., plus	$

4. obligations in respect of the deferred purchase price of property or services other than trade accounts, plus	$

5. Indebtedness in respect of capital leases, plus	$

6. Guarantees with respect to outstanding Indebtedness of the types described above of Persons other than Borrower or any Subsidiary, plus	$

7. Indebtedness of the types referred to above of any partnership or joint venture in which Borrower or Subsidiary is a general partner or joint venturer (unless such Indebtedness is nonrecourse)	$

8. Funded Debt (Line A1 + A2 + A3 + A4 + A5 + A6 + A7)	$

B. EBTIDAX:

1. net income, less	$

2. non-cash revenue or expense associated with Swap Contracts resulting from ASC 815, less	($	)

3. income or plus loss from discontinued operations and extraordinary items, plus	($	)

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4. income taxes, plus	$

5. Interest Expense, plus	$

6. depreciation, plus	$

7. depletion, plus	$

8. amortization, plus	$

9. non-cash and extraordinary items, plus	$

10. exploration costs deducted in determining net income, plus	$

11. non-cash losses from minority investments, plus	$

12. actual cash distributions received from minority investments, less	$

13. non-cash income attributable to equity income from minority investments, plus	($		)

14. reimbursed insurance expenses and transaction expenses	$

15. Total EBITDAX (Line B1 – B2 – B3 + B4 + B5 + B6 + B7 + B8 + B9 + B10 + B11 + B12 – B13 + B14)	$

C. Ratio (Line A8 ÷ Line B15)		to 1.0

Maximum Permitted:		2.0 to 1.0

PRO FORMA INTEREST COVERAGE RATIO EXHIBIT

Interest Coverage Ratio (on a consolidated basis)

A. EBITDAX

1. net income, less	$

2. non-cash revenue or expense associated with Swap Contracts resulting from ASC 815, less	($	)

2

3. income or plus loss from discontinued operations and extraordinary items, plus	($		)

4. income taxes, plus	$

5. Interest Expense, plus	$

6. depreciation, plus	$

7. depletion, plus	$

8. amortization, plus	$

9. non-cash and extraordinary items, plus	$

10. exploration costs deducted in determining net income, plus	$

11. non-cash losses from minority investments, plus	$

12. actual cash distributions received from minority investments, less	$

13. non-cash income attributable to equity income from minority investments, plus	($		)

14. reimbursed insurance expenses and transaction expenses	$

15. Total EBITDAX (Line A1 – A2 – A3 + A4 + A5 + A6 + A7 + A8 + A9 + A10 + A11 + A12 – A13 + A14)	$

B. Interest Expense	$

C. Ratio (Line A15 ÷ Line B)		to 1.0

Minimum Required:		3.0 to 1.0

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